Exhibit 99.1

Bancshares of Florida, Inc.
Summary of Consolidated Financial Data (Unaudited)
(Dollars in thousands, except per share data)

The following (unaudited) summary financial data for the quarters ended June 30, 2006 and March 31, 2006 , and for the six months ended June 30, 2006 and June 30, 2005, are derived from our financial statements and other data. Loans held for investment are stated before allowance for loan losses. Earnings per share is computed using the weighted average number of shares of common stock and dilutive common stock equivalents from stock warrants and stock options as required. Book value per share excludes the effect of any outstanding stock warrants and stock options.

	For the Quarter Ended

	June 30, 2006	March 31, 2006	Increase/(decrease)

			$	%

Total interest income	11,858	9,945	1,913	19.2%
Total interest expense	4,522	3,727	795	21.3%
Net interest income before provision	7,336	6,218	1,118	18.0%
Provision for loan losses	656	606	50	8.3%
Net interest income after provision	6,680	5,612	1,068	19.0%
Non interest income	1,006	1,099	(93)	-8.5%
Gain on sale of investments	0	0	0	N/A
Noninterest expense	6,764	6,041	723	12.0%
Income before taxes	922	670	252	37.6%
Income tax benefit	370	270	100	37.0%
Net income (loss)	552	400	152	38.0%
Basic earnings (loss) per common share	$0.07	$0.07	$—	0.0%
Diluted earnings (loss) per common share	$0.07	$0.06	$0.01	16.7%
Weighted average common shares - Basic	7,390,499	5,943,933	1,446,566	24.3%
Weighted average common shares - Diluted	7,648,394	6,213,178	1,435,216	23.1%
Return on average assets	0.32%	0.26%	0.06%	23.1%
Return on average common equity	2.48%	2.77%	-0.29%	-10.5%
Top-line revenue	8,342	7,317	1,025	14.0%
Net interest margin	4.60%	4.43%	0.17%	3.8%
Efficiency ratio	81.08%	82.57%	-1.49%	-1.8%
Average equity to average assets	12.96%	9.53%	3.43%	36.0%
Average loans held for investment to average deposits	100.35%	97.65%	2.70%	2.8%
Net charge-offs to average loans	0.03%	0.12%	-0.09%	N/A

	June 30, 2006	March 31, 2006	Increase/(decrease)

			$	%

Total assets	756,267	620,136	136,131	22.0%
Cash and cash equivalents	91,040	36,320	54,720	150.7%
Earning assets	728,062	588,641	139,421	23.7%
Investment securities	42,316	18,319	23,997	131.0%
Loans	607,612	551,078	56,534	10.3%
Allowance for loan losses	5,666	5,055	611	12.1%
Deposits	593,561	535,192	58,369	10.9%
Borrowings	42,000	24,000	18,000	75.0%
Stockholders’ equity	118,444	59,485	58,959	99.1%
Total common shares outstanding	8,871,444	5,944,533	2,926,911	49.2%
Book value per common share	$13.35	$10.01	$3.34	33.4%
Loan loss allowance to total loans	0.93%	0.92%	0.01%	1.1%
Loan loss allowance to nonperforming loans	N/A	11121.59%	-11121.59%	-100.0%
Nonperforming loans to total loans	0.00%	0.01%	-0.01%	-100.0%
Nonperforming assets to total assets	0.00%	0.01%	-0.01%	-100.0%
Leverage (tier 1 to average total assets)	17.01%	9.46%	7.55%	79.8%
Assets under advice--Bank of Florida Trust Company	384,154	409,092	(24,938)	-6.1%

	For the Quarter Ended

	June 30, 2006	June 30, 2005	Increase/(decrease)

			$	%

Total interest income	11,858	6,671	5,187	77.8%
Total interest expense	4,522	2,117	2,405	113.6%
Net interest income before provision	7,336	4,554	2,782	61.1%
Provision for loan losses	656	399	257	64.4%
Net interest income after provision	6,680	4,155	2,525	60.8%
Non interest income	1,006	819	187	22.8%
Gain on sale of investments	0	0	0	N/A
Noninterest expense	6,764	4,647	2,117	45.6%
Income before taxes	922	327	595	182.0%
Income tax benefit	370	0	370	N/A
Net income (loss)	552	327	225	68.8%
Basic earnings (loss) per common share	$0.07	$0.02	$0.05	250.0%
Diluted earnings (loss) per common share	$0.07	$0.02	$0.05	250.0%
Weighted average common shares - Basic	7,390,499	5,686,208	1,704,291	30.0%
Weighted average common shares - Diluted	7,648,394	5,836,987	1,811,407	31.0%
Return on average assets	0.32%	0.27%	0.05%	-18.5%
Return on average common equity	2.48%	2.63%	-0.15%	5.7%
Top-line revenue	8,342	5,373	2,969	55.3%
Net interest margin	4.60%	3.99%	0.61%	15.3%
Efficiency ratio	81.08%	86.49%	-5.41%	-6.3%
Average equity to average assets	12.96%	10.66%	2.30%	21.6%
Average loans held for investment to average deposits	100.35%	89.16%	11.19%	12.6%
Net charge-offs to average loans	0.03%	0.00%	0.03%	N/A

	June 30, 2006	June 30, 2005	Increase/(decrease)

			$	%

Total assets	756,267	504,727	251,540	49.8%
Cash and cash equivalents	91,040	80,358	10,682	13.3%
Earning assets	728,062	476,863	251,199	52.7%
Investment securities	42,316	19,520	22,796	116.8%
Loans	607,612	394,210	213,402	54.1%
Allowance for loan losses	5,666	3,513	2,153	61.3%
Deposits	593,561	444,762	148,799	33.5%
Borrowings	42,000	5,000	37,000	740.0%
Stockholders’ equity	118,444	53,666	64,778	120.7%
Total common shares outstanding	8,871,444	5,916,685	2,954,759	49.9%
Book value per common share	$13.35	$9.07	$4.28	47.2%
Loan loss allowance to total loans	0.93%	0.89%	0.04%	4.4%
Loan loss allowance to nonperforming loans	N/A	748.85%	-748.85%	-100.0%
Nonperforming loans to total loans	0.00%	0.12%	-0.12%	-100.0%
Nonperforming assets to total assets	0.00%	0.09%	-0.09%	-100.0%
Leverage (tier 1 to average total assets)	17.01%	10.77%	6.24%	57.9%
Assets under advice--Bank of Florida Trust Company	384,154	306,152	78,002	25.5%

	For the Six Months Ended

	June 30, 2006	June 30, 2005	Increase/(decrease)

			$	%

Total interest income	$21,803	$12,111	$9,692	80.0%
Total interest expense	8,249	3,937	4,312	109.5%
Net interest income before provision	13,554	8,174	5,380	65.8%
Provision for loan losses	1,262	695	567	81.6%
Net interest income after provision	12,292	7,479	4,813	64.4%
Non interest income	2,106	1,516	590	38.9%
Gain on sale of investments	0	0	0	0
Noninterest expense	12,805	9,042	3,763	41.6%
Income before taxes	1,593	(47)	1,640	3489.4%
Income tax benefit	640	0	640	N/A
Net income (loss)	953	(47)	1,000	2127.7%
Basic earnings (loss) per common share	$0.14	$(0.06)	$0.20	333.3%
Diluted earnings (loss) per common share	$0.14	$(0.06)	$0.20	333.3%
Weighted average common shares - Basic	6,671,212	5,263,602	1,407,610	26.7%
Weighted average common shares - Diluted	6,928,726	5,263,602	1,665,124	31.6%
Return on average assets	0.29%	-0.02%	0.31%	1550.0%
Return on average common equity	2.55%	-0.18%	2.73%	1516.7%
Top-line revenue	$15,660	$9,690	$5,970	61.6%
Net interest margin	4.52%	3.81%	0.71%	18.6%
Efficiency ratio	81.77%	93.31%	-11.54%	-12.4%
Average equity to average assets	11.56%	12.09%	-0.53%	-4.4%
Average loans held for investment to average deposits	99.19%	89.66%	9.53%	10.6%
Net charge-offs to average loans	0.07%	0.00%	0.07%	N/A

The foregoing may also be deemed to be offering materials of the Company in connection with its proposed acquisition of Bristol Bank, on the terms and subject to the conditions in the Amended and Restated Agreement and Plan of Merger dated March 7, 2006, between the Company and Bristol Bank.

Company and Bristol Bank shareholders and other investors are urged to read the Proxy Statement/Prospectus that is included in the Registration Statement on Form S-4/A, which Bancshares filed with the Securities and Exchange Commission on July 3, 2006, because it will contain certain information about the Company, Bristol Bank, the merger, the solicitation of proxies in the merger and related matters.

The Proxy Statement/Prospectus is available for free both on the Securities and Exchange Commission website (http://www.sec.gov) as a 424(B)(3) filed on July 11, 2006 and from Bancshares as follows:

Chief Financial Officer
Bancshares of Florida, Inc.
1185 Immokalee Road
Naples, Florida 34110
(239) 254-2100